UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 29, 2012

Date of Report (date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive office)

(713) 623-0801

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	- Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, VAALCO Energy, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2012 annual meeting of stockholders (the “Annual Meeting”), which is to be held on June 6, 2012, at 10:00 a.m. Central Time, at St. Regis Houston Hotel 1919 Briar Oaks Lane Houston, Texas 77027. The Proxy Statement included a proposal to approve the VAALCO Energy, Inc. 2012 Long Term Incentive Plan (the “Plan”).

On May 22, 2012, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because the shareholder value transfer, as determined by ISS, was greater than ISS’s company-specific allowable cap.

On May 29, 2012, in response to the ISS recommendation, the Board of Directors of the Company approved revisions to the Plan (i) to reduce the shareholder value transfer by reducing the number of shares subject to the plan from 5,000,000 to 3,000,000, (ii) by clarifying Section 1.4 to indicate that the total number of shares which may be issued as restricted stock awards, restricted stock units plus Other Stock-Based Awards, in the aggregate, shall not exceed 250,000 shares and (iii) by revising the definition of a change of control involving a merger to indicate that a merger must be consummated, rather than just approved by stockholders, for a change of control to occur. The revised plan filed on May 29, 2012 inadvertently omitted Other Stock-Based Awards in the limitation of 250,000 shares.

The foregoing is a summary description of certain terms of the Plan as revised and is qualified in its entirety by reference to the full text of the revised Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description

Exhibit 10.1	VAALCO Energy, Inc. 2012 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: May 30, 2012	By:	/s/ Gayla M. Cutrer
	Name:	Gayla M. Cutrer
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	VAALCO Energy, Inc. 2012 Long Term Incentive Plan